EXHIBIT 4.2 (i)



THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED FOR SUCH TRANSACTION UNDER THE SECURITIES ACT.

                          AMERICAN MEDICAL ALERT CORP.
                              3265 LAWSON BOULEVARD
                               OCEANSIDE, NY 11572

                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------



                       DATE OF ISSUANCE: November 21, 2000

  RIGHT TO PURCHASE 133,333 1/3 SHARES OF COMMON STOCK (SUBJECT TO ADJUSTMENT)



         For value received, AMERICAN MEDICAL ALERT CORP., a New York corporation (the "COMPANY"), hereby grants to Harriet Campbell Incorporated, its successor and permitted assigns (the "REGISTERED HOLDER"), the right to purchase from the Company 133,333 1/3 shares (as adjusted pursuant to Section 3 hereof) of the Company's Common Stock, $.01 par value per share, at a price of $2.00 per share (as adjusted pursuant to Section 3 hereof, the "EXERCISE PRICE"). The amount and kind of securities which may be purchased pursuant to the rights granted under this Warrant and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant. This Warrant shall be freely transferable subject to the provisions of Section 8 hereof, and such transferee shall be entitled to exercise all rights under this Warrant, and shall be subject to all restrictions and limitations set forth herein, and such transferee shall be, upon transfer, the Registered Holder of this Warrant, as such term is used herein, in place of the transferor.

         This Warrant is subject to the following provisions:

         1. Definitions. As used in this Warrant, the following terms have the meanings set forth below:

                  "AFFILIATE" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

                  "ASSET PURCHASE AGREEMENT" means that certain Asset Purchase Agreement of even date herewith by and among the Company, HCI Acquisition Corp., a New York corporation and wholly-owned subsidiary of the Company, Harriet Campbell Incorporated, a New York corporation, and Angus Campbell, an individual.

                  "COMMISSION" means the United States Securities and Exchange Commission.

                  "COMMON STOCK" means the Company's Common Stock, $.01 par value per share.

                  "DATE OF ISSUANCE" shall have the meaning specified in Section 9 of this Warrant.

                  "MARKET PRICE" means as to any security, the daily closing price for the period in question. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or on the Nasdaq Stock Market or on the OTC Bulletin Board, if that is the principal market for such security, or if not listed or admitted to trading on any national securities exchange or on the Nasdaq Stock Market or on the OTC Bulletin Board, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers or, in the absence of any of the foregoing, such price as shall be determined by the Board Directions in its good faith discretion.

                  "PERSON" means an individual, a partnership, a corporation, a trust, a joint venture, a limited liability company, an unincorporated organization, a government or any department or agency thereof or any other entity.

                  "SALE TRANSACTION" means

                  (a) any of the following transactions effected with a Person not an Affiliate of the Company prior to the transaction: (i) a merger or consolidation of the Company with or into another issuer; (ii) the exchange or sale of all or a portion of the outstanding shares of the Company for securities of another issuer, or other consideration provided by such issuer or by another party to such transaction; or (iii) the issuance of equity securities of the Company or securities convertible into equity securities, in exchange for securities of another issuer or other consideration provided by such issuer or by another party to such transaction; and in the case of either (i), (ii) or
(iii), the Company's shareholders prior to the transaction, do not possess, immediately after such transaction, more than 50% (not including the holdings of the other issuer or affiliate thereof, if such Person was a shareholder of the Company prior to the transaction) of the voting power of any one or more of the following: (x) the Company; (y) such other issuer; or (z) such other constituent party to the transaction; or

                  (b) a sale of all or substantially all of the Company's assets to a third party not an Affiliate of the Company immediately prior to such transaction.

                  "TRADING DAY" means a day on which the principal exchange, market, or interdealer quotation system where the Company's Common Stock is traded is open for trading, or if the Company's Common Stock is not then traded on any securities exchange, market (including the NASDAQ Stock Market) or through an interdealer quotation system (such as the OTC Bulletin Board or Pink Sheets), then a Trading Day shall be defined as a day on which the New York Stock Exchange is open for trading.

                  "WARRANTS" means this Warrant and all stock purchase warrants issued in exchange therefor pursuant to the terms thereof.

                  "WARRANT STOCK" means shares of the Company's authorized but unissued Common Stock, as adjusted from time to time in the manner provided herein, issuable upon the exercise of the Warrants; provided that if there is a change in the class of securities issuable upon exercise of the Warrant, then the term "WARRANT STOCK" will mean one share of the security issuable upon exercise of the Warrant if such security is issuable in shares, or will mean the smallest unit in which such security is issuable if such security is not issuable in shares.

         2. Exercise of Warrant.

                  2.1. Exercise Period. The Registered Holder may exercise this Warrant, in whole or in parut not as to a fractional share of Warrant Stock), at any time and from time to time after its Date of Issuance and prior to 5:00 p.m. (New York time) on November 20, 2005 (the "EXERCISE PERIOD"), subject to Section 5.

                  2.2      Exercise Procedure.

         (a) This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "EXERCISE DATE"):

                  (i) a completed Exercise Agreement, as described below, executed by the Person exercising all or part of the purchase rights represented by this Warrant;

                  (ii) this Warrant;

                  (iii) a bank check payable to the Company in the amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise;

                  (iv) in lieu of the bank check referred to in (iii) above, the Registered Holder may exercise this Warrant by issuing an irrevocable instruction letter to a securities broker reasonably acceptable to the Company, providing that the shares of Warrant Stock for which this Warrant is being exercised will be immediately resold by said broker and proceeds in an amount equal to the Exercise Price, without any deduction therefrom, will be immediately remitted to the Company upon such sale. In connection therewith, the Registered Holder will enter into an agreement for a coordinated procedure with the Company and the broker to provide for the remittance of the Exercise Price to the Company through the proceeds of such sale; and

                  (v) in addition, the Registered Holder of this Warrant shall be required as a condition to the exercise thereof, to affirm that the representations and warranties set forth in Section 11 are true and correct at and as of the date of exercise of this Warrant.

         (b) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant will be delivered by the Company to the Registered Holder within thirty days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised. The Company will, within such thirty day period, deliver such new Warrant to the Registered Holder.

         (c) The Warrant Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Registered Holder on the Exercise Date, and the Registered Holder will be deemed for all purposes to have become the record holder of such Warrant Stock on the Exercise Date, irrespective of whether stock certificates have yet to be delivered.

         (d) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant will be made without charge to the Registered Holder for any transfer or issuance taxes in respect thereof (which the Company shall pay when due and payable), or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock; provided, however, that if the shares of Warrant Stock are to be issued in a name other than that of the Registered Holder, then such Warrant Stock shall be delivered only when the person requesting such delivery has paid to the Company the amount of transfer taxes or charges required in connection with such issuance, if any.

         (e) The Company will not close its books for the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

         (f) Each certificate representing shares of Warrant Stock shall, except as otherwise provided in this Section 2.2(f), be stamped or otherwise imprinted with a legend substantially in the following form:

                  "TRANSFER OF THIS CERTIFICATE IS RESTRICTED

                  PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND EACH HOLDER AGREES NOT TO TRANSFER THE SHARES REPRESENTED THEREBY, UNLESS TRANSFER OF THE SHARES IS REGISTERED UNDER THE ACT OR IT HAS RECEIVED AN OPINION OF COUNSEL THAT AN EXEMPTION UNDER THE ACT EXISTS TO PERMIT SAME."

                  A certificate shall not bear such legend if the transfer of the Warrant Stock has been registered under the Securities Act, or in the opinion of counsel satisfactory to the Company, the Warrant Stock may be publicly sold without registration under the Securities Act.

                   2.3. Exercise Agreement. The Exercise Agreement will be substantially in the form set forth in Exhibit I hereto, except that if the shares of Warrant Stock are not to be issued in the name of the Registered Holder of this Warrant, the Exercise Agreement will also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.

                  2.4. Fractional Shares. If a fractional share of Warrant Stock would be issuable upon exercise of the rights represented by this Warrant, the Company will, within 10 days after the Exercise Date, deliver to the Registered Holder a check payable to the Registered Holder in lieu of such fractional share, in an amount equal to the Current Market Price of such fractional share as of the close of business on the Exercise Date.

         3. Exercise Price and Adjustment of Number of Shares.

                  3.1      General.

                  (a) The Exercise Price and the number and type of shares issuable upon exercise of this Warrant will be subject to adjustment from time to time pursuant to this Section 3.

                  (b) Reorganization, Reclassification, Merger or Sale. In case the Company shall effect a reorganization, reclassification of the outstanding common stock, merger, exchange of shares, consolidation, sale, lease or other disposition of the Company's assets, including a Sale Transaction (collectively, a "Reorganization Transaction"), and, pursuant to the terms of such Reorganization Transaction, shares of stock or other securities, property or assets of the Company, successor or transferee or an Affiliate thereof are to be received by or distributed to the holders of Common Stock, then each Registered Holder shall be provided with written notice from the Company informing each Registered Holder of the terms of such Reorganization Transaction, and of the record date thereof for any distribution pursuant thereto, at least 10 days in advance of such record date, and each Registered Holder shall have, in addition to the rights provided for herein (or in the event the Common Stock is changed into a different security or is extinguished, then in lieu of the right to receive Common Stock upon exercise hereof), the right to receive, at the Registered Holder's election, either (i) upon exercise of the Warrants held by such Registered Holder, the number of shares of stock or other securities, property or assets of the Company, successor transferee or Affiliate thereof or cash receivable upon or as a result of such Reorganization Transaction, by a holder of the number of shares of Common Stock for which such Registered Holder's Warrants are then exercisable immediately prior to such event or (ii) if provided for pursuant to the terms or provisions of such Reorganization Transaction, the securities into which the Warrants are converted into, upon, or as a result of, such Reorganization Transaction. The provisions of this paragraph (b) of this Subsection 3.1 shall similarly apply to successive Reorganization Transactions discussed herein, provided the Warrant has not been canceled in a Sale Transaction pursuant to
Section 5.

                  (c) Subdivision or Combination of Common Stock. If the Company declares a dividend or other distribution payable to its holders of Common Stock in shares of Common Stock or subdivides its outstanding shares of Common Stock into a larger number or combines its outstanding shares of Common Stock into a smaller number, then the Exercise Price in effect immediately prior to such dividend, subdivision or combination, as the case may be, shall be proportionately and appropriately increased or decreased.

                  (d) Notice of Adjustment. Whenever the Exercise Price shall be adjusted as provided in this Subsection 3.1, the Company shall forthwith file, at the office of the transfer agent for the Warrants, at the principal office of the Company or at such other place as may be designated by the Company, a statement, certified by the chief financial officer of the Company, showing in detail the facts requiring such adjustment and the Exercise Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first class mail, postage prepaid to each Registered Holder at such Registered Holder's address as shown in the records of the Company.

                  3.2 Adjustment to Number of Shares of Common Stock Issuable upon Exercise. Upon each adjustment of the Exercise Price pursuant to Section 3.1(c) hereof, the total number of shares of Common Stock issuable upon the exercise of this Warrant shall be such number of shares of Common Stock (calculated to the nearest 1/100th of a share) issuable at the Exercise Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

         4. Put Option.

                  (a) Subject to the terms and provisions of this Section 4 for a period of ten Trading Days beginning on the first Trading Day after the third anniversary of the Date of Issuance (the "Redemption Notice Period"), the Registered Holder shall have the right to require the Company to repurchase and redeem this Warrant, in whole and not in part, upon written notice ("Notice of Redemption") given by Holder no later than 5:00 p.m. on the last day of the Redemption Notice Period, and the Company shall be obligated to redeem and repurchase this Warrant, within 5 days after the end of the Redemption Notice Period.

                  (b) The aggregate purchase price for the redemption of the Warrant (the "Redemption Price") shall be equal to $5 (the "Put Factor") minus the Exercise Price, multiplied by the number of shares of Warrant Stock underlying this Warrant at such time. For example, assuming the number of shares of Warrant Stock underlying this Warrant is equal to 133,333 1/3, the aggregate Redemption Price shall be equal to that number multiplied by $3.00 or $400,000. In no event shall the aggregate Redemption Price exceed $400,000.

                  In the event of an adjustment to the Exercise Price of this Warrant pursuant to the provisions of Section 3, then the Put Factor shall be adjusted proportionately to any adjustment to the Exercise Price. For example, in the event of a 2 for 1 forward stock split, the Exercise Price and the Put Factor would both be reduced by half and the number of shares of Warrant Stock underlying the Warrant would be doubled.

                  As a further illustration of the operation of this sub-paragraph (a), assume that a forward two for one stock split has occurred and assume that the Registered Holder after such stock split exercises this Warrant for one quarter of the shares of Warrant Stock issuable under this Warrant. In such a case, the stock split would have caused the Exercise Price and the Put Factor to be adjusted proportionately so that the Exercise Price would be $1.00 and the Put Factor would be $2.50. The number of shares of Warrant Stock originally issuable (133,333 1/3) would, pursuant to the split, be adjusted to 266,666 2/3. Since this Warrant will have been exercised for one quarter of the shares of Warrant Stock issuable after giving effect to the forward stock split (66,666 2/3), there would only be 200,000 shares of Warrant Stock remaining to be exercised under the Warrant. The Redemption Price for the unexercised portion of the Warrant would then be equal to 200,000 multiplied by $1.50 (equal to the Put Factor - $2.50 minus the then current Exercise Price - $1.00) or $300,000.

                  (c) Notwithstanding Section 4(a) and 4(b) above, in the event that at the time the Company receives the Notice of Redemption, the Warrant Stock then underlying the Warrant (i) has been registered for resale or (ii) may be resold pursuant to Rule 144 as promulgated under the Securities Act, then the Company may, at its option, in lieu of redeeming the Warrant under Section 4(a) and 4(b), require, after receipt of the Notice of Redemption, that the Holder exercise this Warrant in accordance with Section 2 hereof and, within 5 days after such exercise, the Company shall pay to the Registered Holder an aggregate amount equal to the Put Factor (as the same may be adjusted from time to time), minus the average Market Price per share of the Company's Common Stock during the Redemption Notice Period, multiplied by the number of shares of Warrant Stock then underlying the Warrant. The Company shall advise Holder within 5 trading days after the receipt of the Notice of Redemption, whether it is choosing to honor its obligations under Section 4(a) and (b) or under this Section (4)(c).

                  (d) The provisions of this Section 4 shall automatically terminate and be inapplicable if at any time, from the Date of Issuance until the commencement of the Redemption Notice Period, the Market Price per share of the Company's Common Stock exceeds the Put Factor (as the same may be adjusted from time to time) for 10 consecutive Trading Days.

                  (e) In the event the Common Stock is changed or extinguished in a Reorganization Transaction, which is not a Sale Transaction and therefore does not result in a cancellation of the Warrant under Section 5, the Company will in good faith adjust the provisions of this Section 4 to apply it to the stock to which the Common Stock has been changed, or to the stock received in exchange or cancellation therefor, so as to give effect to the essential purposes of this paragraph 4.

                  (f) The  Company's  obligation  to make any payment under this
Section 4 shall be subject, irrespective of any transfer or assignment of this Warrant, to the Company's setoff and other rights under Section 9.4 of the Asset Purchase Agreement.

         5. Cancellation of Warrant. Unless previously exercised pursuant to the provisions hereof, this Warrant shall be canceled and all rights hereunder extinguished upon the earlier of:

                  (a) November 20, 2005 at 5:00 p.m. (New York time) or if such day is not a Trading Day, then the next Trading Day; or

                  (b) the closing of a Sale Transaction; provided, however, that the Company shall, effective upon closing of a Sale Transaction, pay to the Registered Holder in cancellation of the Warrant, an amount equal to the Redemption Price, said amount to be (i) paid in cash, or (ii) at the Registered Holder's option, such amount may be paid in the same type of consideration (assets, securities or other property), and in the same relative proportion of such consideration (if more than one type of consideration is provided) as is payable to each holder of Common Stock in such Sale Transaction. In the case of payment in accordance with subparagraph 5(b)(ii): (x) securities paid shall be valued at the value attributed to them by the parties to the Sale Transaction, or if no such value has been so attributed, at the average Market Price of such securities during the 10 Trading Day period preceding the closing of the Sale Transaction; (y) cash shall be valued at face value; and (z) any other type of consideration shall be valued at the value attributed by the parties to the Sale Transaction, or if no such value has been so attributed, then the value of such other consideration shall be as determined in good faith by the Company's Board of Directors. In the event the Registered Holder determines to exercise the Warrant prior to the closing of a Sale Transaction, it must do so no less than 5 days prior to the closing of such Sale Transaction; provided, however, that such exercise may be made contingent on the closing of such Sale Transaction.

                  (c) Notwithstanding the foregoing, in the event the Company's Common Stock has not been changed or extinguished in the Sale Transaction then the cancellation of the Warrant shall not be automatic but rather shall be at the Company's option, said option to be exercised by notice to the Registered Holder not less than 10 days prior to the closing of the Sale Transaction and such option shall only be exercised if the Company pays to Registered Holder the Redemption Price in cash at the closing of such Sale Transaction. If the Company determines to cancel the Warrant under this sub-paragraph (c), the Registered Holder may still exercise this Warrant if such exercise is effected prior to the 5 day period referred to in the last sentence of sub-paragraph (b), provided, however, that such exercise may be made contingent on the closing of such Sale Transaction.

                  (d) If (i) at any time prior to the commencement of the Redemption Notice Period, the Market Price of the Company's Common Stock exceeds the Put Factor (as the same may be adjusted from time to time) for any 10 consecutive Trading Days; or (ii) if the closing of a Sale Transaction occurs after the expiration of the Redemption Notice Period and Notice of Redemption has not been given within the Redemption Notice Period, then the Warrant will be canceled under Section 5(b) or cancelable under Section 5(c) upon a Sale Transaction without any requirement of payment by the Company of the Redemption Price.

                  (e) The  Company's  obligation  to make any payment under this
Section 5 in cancellation of this Warrant shall be subject, irrespective of any transfer or assignment of this Warrant, to the Company's set off and other rights under Section 9.4 of the Asset Purchase Agreement.

         6. Reservation of Common Stock. The Company will at all times reserve and keep available for issuance upon the exercise of Warrants, such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants, as adjusted from time to time, and upon such issuance such shares of Common Stock will be validly issued, fully paid and nonassessable.

         7. No Voting Rights; Limitations of Liability. This Warrant will not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration in this Warrant of the rights or privileges of the Registered Holder, will give rise to any liability of such Holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

         8. Warrant Transferable.

                  (a) Subject to the transfer conditions referred to in paragraph (b), below, this Warrant and all rights hereunder are transferable, in whole and not in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company, provided that any transfer tax relating to such transaction shall be paid by the Registered Holder requesting the same.

                  (b) Each Registered Holder acknowledges that this Warrant has not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement as to this Warrant or such Warrant Stock under the Securities Act (or any similar statute then in effect), or (ii) delivery of an opinion of counsel acceptable to the Company to the effect that such registration is not, under the circumstances, required. The certificate(s) representing the Warrant Stock issued upon exercise of this Warrant will bear a legend similar to the legend on the first page of this Warrant.

         9. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant, as set forth on the face thereof, will be deemed to be the "Date of Issuance" of this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

         9 A. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

         10. Notice of Certain Actions.

         In case at any time:

         (a) the Company shall declare any discretionary dividend or other distribution upon its common stock payable in securities;

         (b) there shall be any capital reorganization, or reclassification, of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all its assets or stock to, another corporation including a Reorganization Transaction;

         (c) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

         (d) the Company shall enter into an agreement or adopt a plan for the purpose of effecting a consolidation, merger, or sale of all or substantially all of its assets or stock;

then, in any one or more of said cases, the Company shall give written notice 10 days prior to such event, except in the case of an involuntary dissolution, by first class mail, postage prepaid, to the Registered Holder of this Warrant, of the date on which (a) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, registration statement filing, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the owners of any class of capital stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their capital stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be.

         11. Representations of Registered Holder. The Registered Holder acknowledges that the Company will rely on the information and on the representations set forth herein, and the undersigned hereby represents, warrants and agrees that:

                  11.1. Upon issuance of this Warrant, the Registered Holder is an "Accredited Investor", as that term is defined under Section 501(a) of Regulation D under the Act. Upon exercise of this Warrant, the Registered Holder is an Accredited Investor or makes the representations specified in the second sentence of Section 11.5.

                  11.2. The Registered Holder has not received any general solicitation or general advertising regarding the exercise of the Warrant.

                  11.3. The Registered Holder has sufficient knowledge and experience in financial and business matters so that he or it is able to evaluate the merits and risks of exercising the Warrant as well as substantial experience in previous private and public purchases of securities.

                  11.4. The Registered Holder understands that an investment in the Company involves significant risk. The Registered Holder does not require the funds to be used to exercise this Warrant or the Warrant Stock for his liquidity or other needs, possesses the ability to bear the economic risk of holding the this Warrant or the Warrant Stock purchased hereunder indefinitely and can afford a complete loss of its investment in the this Warrant or the Warrant Stock.

                  11.5. Prior to the Date of Issuance and prior to exercise, the Registered Holder has had full opportunity to ask questions of and receive answers from the Company and its officers and authorized representatives regarding the terms and conditions of the Warrant and the transactions contemplated hereby, as well as the affairs of the Company and related matters. If the exemption for the exercise of this Warrant is Section 4(2) of the Act, but such exercise is not exempt under Rule 506, then, upon exercise, the Registered Holder also acknowledges that such Registered Holder has reviewed all financial and business information and documentation necessary for such Registered Holder to make an informed judgment as to the merits and risks of investment decision entailed in the purchase or exercise of this Warrant. The Registered Holder confirms that such Registered Holder does not desire to receive any further information.

                  11.6. The Registered Holder understands that the Exercise Price being purchased hereby has been arbitrarily determined and does not necessarily bear any relationship to investment criteria such as projected earnings, discounted cash flow, book value or other measures of value.

                  11.7. The Registered Holder understands that the Warrant has not been filed with or reviewed by the Commission nor the securities department of any state because of the private or limited nature of this offering as defined by applicable laws, and that the Warrant and the Warrant Stock have not been registered with the Commission under the Act nor with the securities department of any state in reliance upon an exemption therefrom for non-public offerings.

                  11.8. The Registered Holder is a resident of the state set forth as its "address" below and further represents that (a) if a corporation, partnership, trust or other form of business organization, it has a principal office within such state; and (b) if an individual, he has his principal residence in such state.

                  11.9. The Registered Holder represents and warrants that the Warrant and the Warrant Stock is or will be acquired for investment purposes and not with a view to or for sale or distribution. The Registered Holder represents that there is no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Warrant and the Warrant Stock or any part thereof, and the Registered Holder has no present plans to enter into such contract, undertaking, agreement or arrangement and will neither directly or indirectly seek to assign, transfer or sell the same in any way inconsistent with the legend which is being placed on the Warrant.

         12. Miscellaneous.

                  12.1. Amendment and Waiver. The provisions of the Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only with the affirmative consent or approval of the Company and of the Registered Holder.

                  12.2. Notices. Any notices required to be sent to the Registered Holder will be delivered to the address of such Registered Holder shown on the books of the Company. All notices referred to herein will be delivered in person or sent by first class mail, postage prepaid, return receipt requested or by recognized overnight courier. Notices will be deemed to have been given 3 days after mailing or 1 day after dispatch by courier, in either case with proof of delivery shown. Notices may also be faxed for convenience.

                  12.3. Descriptive Headings: Governing Law. The descriptive headings of the paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof. Any dispute arising hereunder shall be adjudicated exclusively in the Federal and State courts located in New York County, New York, and the Company and the Registered Holder of this Warrant waives any claims of inconvenient forum in connection therewith.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal on this 21st day of November, 2000.

                                              AMERICAN MEDICAL ALERT CORP.

                                              BY:   /s/ Jack Rhian
                                                 -------------------------------
                                                 NAME:
                                                 TITLE:

ATTEST:



--------------------------
Secretary

                                              THE PROVISIONS OF THIS WARRANT ARE
                                              ACCEPTED AND AGREED TO BY THE
                                              UNDERSIGNED.

                                              HARRIET CAMPBELL
                                              INCORPORATED

                                              BY: /s/ Angus Campbell
                                                 ---------------------
                                                 NAME:
                                                 TITLE:
                                                 ADDRESS:

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT
                               ------------------

                                                      Dated: ___________________




To:      AMERICAN MEDICAL ALERT CORP.
         [ADDRESS]

         The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase ________ shares of the Warrant Stock covered by such Warrant and makes payment herewith in full for such Warrant Stock at the price per share provided by such Warrant. The undersigned hereby represents and warrants that the representations and warranties set forth in Section 11 of the Warrant are true and correct as of the date hereof.

                                           Signature ---------------------------

                                           Address   ---------------------------

                                                     ---------------------------

                                                                      EXHIBIT II

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto:

    Names of Assignee                 Address                   No. of Shares
    -----------------                 -------                   -------------

         THE UNDERSIGNED ASSIGNEE HEREBY ACCEPTS AND AGREES TO BE BOUND TO THE TERMS AND PROVISIONS OF THIS WARRANT.

                                                  ------------------------------
                                                           (ASSIGNEE)